FANNIE MAE BYLAWS
As amended through July 17, 2007

Article 1: General Provisions

Section 1.01. Name. The name of the corporation is Federal National Mortgage Association. The corporation may also do business under the name Fannie Mae.

Section 1.02. Principal Office and Other Offices. The principal office of the corporation shall be in the District of Columbia. Other offices of the corporation shall be in such places as may be deemed by the Board of Directors or the Chief Executive Officer to be necessary or appropriate.

Section 1.03. Seal. The seal of the corporation shall be of such design as shall be approved and adopted from time to time by the Board of Directors, and the seal or a facsimile thereof may be affixed by any person authorized by the Board of Directors or these Bylaws by impression, by printing, by rubber stamp, or otherwise.

Section 1.04. Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December of each year.

Section 1.05. Corporate Governance Practices and Procedures. Pursuant to Section 1710.10(b) of the Office of Federal Housing Enterprise Oversight (“OFHEO”) corporate governance regulation, 12 CFR 1710.1 et seq., to the extent not inconsistent with the Charter Act and other Federal law, rules, and regulations, the corporation has elected to follow the applicable corporate governance practices and procedures of the Delaware General Corporation Law, as the same may be amended from time to time. The inclusion of provisions in these Bylaws shall constitute inclusion in the corporation’s “certificate of incorporation” for all purposes of the Delaware General Corporation Law.

Article 2: Capital Stock

Section 2.01. Common Stock. The common stock, all of which is voting and has no par value, shall have a stated value per share as determined from time to time by the Board of Directors. Shares of the corporation may be acquired and held in the treasury of the corporation, and may be disposed of by the corporation for such consideration and for such purposes as may be determined from time to time by the Board of Directors.

Section 2.02. Preferred Stock. The corporation shall have authority to issue up to 200,000,000 shares of preferred stock having no par value. The preferred stock may be issued from time to time in one or more series upon approval by the Board of Directors, or a committee thereof appointed for such purpose, and the Board of Directors or such committee may, by resolution providing for the issuance of such preferred stock, designate with respect to such shares: (a) their voting powers; (b) their rights of redemption; (c) their right to receive dividends (which may be cumulative or non-cumulative) including the dividend rate or rates, conditions to payment, and the relative preferences in relation to the dividends payable on any other class or classes or series of stock; (d) their rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) their rights to convert into, or exchange for, shares of any other class or classes of stock of the corporation, including the price or prices or the rate of exchange; and (f) other relative, participating, optional or special rights, qualifications, limitations or restrictions. Notwithstanding Sections 4.12(a)(6) and 4.16 of these Bylaws, the Board of Directors may authorize a committee of the Board to declare dividends on preferred stock.

Section 2.03. Payment for Shares. The consideration to be received by the corporation for the issuance of common shares shall be fixed from time to time by the Board of Directors. A subscriber shall be entitled to issuance of shares upon receipt by the corporation of the consideration for which the shares are to be issued. No certificates shall be issued for any share until the share is fully paid, and, when issued, such shares shall be nonassessable.

Section 2.04. Certificates Representing Shares. Each registered holder of the capital stock of the corporation shall be entitled to a certificate or certificates signed by the Chairman of the Board of Directors or the President and by the Secretary or an Assistant Secretary of the corporation, and sealed with the seal of the corporation certifying the number of shares owned by him in the corporation. The certificates shall be in such form as the Board, from time to time, may approve. If any certificate is manually signed (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any other signature on the certificate, including those of the aforesaid officers of the corporation, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2.05. Transfers of Stock. Transfers of stock shall be made upon the books of the corporation (i) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or (ii) upon presentation of proper evidence of succession, assignment or authority to transfer the stock, and upon surrender of the appropriate certificate(s).

Section 2.06. Holder of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware insofar as they are applicable to the stock of stock corporations organized under the Delaware General Corporation Law.

Section 2.07. Loss or Destruction of Certificate of Stock. In case of loss or destruction of any certificate of stock, another may be issued in its place, pursuant to such requirements and procedures as may be established by the Secretary of the corporation with the concurrence of the General Counsel (including, without limitation, requiring provision of a surety bond).

Section 2.08. Stockholder Records.

(a) The corporation shall keep at its principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number of shares held by each.

(b) The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours, at the principal place of business of the corporation or as may otherwise be permitted by the Delaware General Corporation Law. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.09. Registration of Common Stock. The corporation shall register its common stock with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and shall take appropriate steps to maintain such registration. Notwithstanding anything to the contrary contained in Article 7 of these Bylaws, this Section 2.09 may be altered, amended, or repealed only by the unanimous vote or consent of all the then incumbent Members of the Board then in office.

Article 3: The Stockholders

Section 3.01. Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place or places, within or without the District of Columbia, as shall be determined by the Board of Directors; and the Chairman of the Board (or in his absence another person designated by the Board of Directors) shall preside at all such meetings.

Section 3.02. Annual Meeting. Except as otherwise determined by the Board of Directors, the annual meeting of the stockholders shall be held at ten o’clock in the morning of the third Thursday in May of each year, if that day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. If any annual meeting is not held at the designated time, the meeting shall be held as promptly as practicable thereafter at a time to be determined by the Board of Directors.

Section 3.03. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or the Chairman of the Board, or at the request of the holders of not less than one-third of all the shares entitled to vote, to be determined as of the close of the first day of the month preceding the month in which the request is presented to the Secretary. Business transacted at all special meetings shall be confined to the subjects stated in the notice of special meeting.

Section 3.04. Notice of Meetings — Waiver and Adjourned Meetings. Written notice stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be delivered not less than 20, nor more than 55, days before the date of the meeting, by the Secretary of the corporation, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with first class postage prepaid. Waiver by a stockholder in writing of notice of a stockholders’ meeting, signed by him either before or after the time of the meeting, shall be equivalent to the giving of such notice. Attendance by a stockholder at a stockholders’ meeting, whether in person or by proxy, without objection to the notice or lack thereof, shall constitute a waiver of notice of the meeting. Any meeting of stockholders may be adjourned by the chair of the meeting to reconvene at another time or place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 3.05. Fixing Record Date

(a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a date as the record date. Such date, in any case, shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall be not more than 55 days and not less than 20 days prior to the date of such meeting. If no such record date is fixed, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the date on which the meeting is held shall be the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made, as provided in this section, the determination shall apply to any adjournment thereof, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For the purpose of determining stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose (except as provided in Section 3.05(a)), the Board of Directors or a duly authorized Committee thereof may fix a date as the record date. Such date, in any case, shall not precede the date upon which the resolution fixing the record date is adopted and shall be not more than 55 days prior to the date on which the particular action is to be taken. If no such record date is fixed, the close of business on the day on which the resolution relating thereto is adopted shall be the record date for the determination of stockholders.

Section 3.06. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of the holders of enough shares to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, either the chair of the meeting, or those stockholders present, in person or by proxy, by a majority of the votes cast by such stockholders so present, may adjourn the meeting from time to time until a quorum is present when any business may be transacted that may have been transacted at the meeting as originally called.

Section 3.07. Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized representative. No proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy.

Section 3.08. Voting

(a)	At every meeting of the stockholders, every holder of the common stock shall be entitled to one vote for each share of common stock registered in the name of such holder on the stock transfer books of the corporation at the close of the record date. A proxy purporting to be executed by a corporation shall be presumed to be valid and the burden of proving invalidity shall rest on any challenger. A proxy purporting to be executed by a partnership shall be presumed to be valid and the burden of proving invalidity shall rest on any challenger. Unless a higher percentage of affirmative votes is required by the Charter Act, these Bylaws, applicable stock exchange rules or regulations, or other applicable Federal law, rules, or regulations, the stockholders will have approved any matter if, at a meeting at which a quorum is present, the votes cast by the stockholders present, either in person or by proxy and entitled to vote thereon, in favor of such matter exceed the votes cast by such stockholders against such matter.

(b)	Except as provided in Section 308 (b) of the Charter Act, members of the Board of Directors shall be elected by a majority of the votes cast in person or by proxy at any meeting that includes the election of directors at which a quorum is present, provided that if (i) the number of nominees exceeds the number of directors to be elected or (ii) the Secretary of the Corporation received notice that a stockholder nominated a person for election to the Board of Directors in accordance with Section 4.20 of these Bylaws, and that nomination has not been withdrawn by the stockholder on or before the tenth day preceding the date the Company first mails its meeting notice to stockholders, the directors are to be elected by a plurality of the votes cast in person or by proxy. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. For purposes of this Section, if plurality voting is applicable to the election of directors at any meeting, the director nominees who receive the highest number of votes cast “for”, without regard to votes cast “against,” shall be elected as directors up to the total number of directors to be elected at that meeting. Abstentions and broker non-votes will not count as a vote cast with respect to a director’s election.

(c)	If an incumbent director fails to receive the required vote for re-election, the Nominating and Corporate Governance Committee will review the director’s previously submitted irrevocable resignation (which is contingent upon (i) his or her failure to receive the required vote and (ii) Board acceptance of such resignation), will act on an expedited basis to determine whether to accept such director’s resignation, and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Board will publicly disclose (in accordance with Section 3.12 of these Bylaws) its decision regarding the tendered resignation and the rationale for the decision within 90 days after the date of certification of the election results. If such incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next meeting that includes the election of directors and until his or her successor is chosen and qualified, or his or her death, resignation, or retirement or removal in accordance with applicable law or regulation, whichever event shall first occur. If a director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 308(b) of the Charter Act.

Section 3.09. Inspectors of Votes. The Board of Directors, in advance of any meeting of stockholders, shall appoint one or more Inspectors of Votes to act at the meeting or any adjournment thereof and make a written report thereof. One or more persons may be designated as alternates to replace any Inspector of Votes who fails to act. In case any person so appointed Inspector of Votes or alternate resigns or fails to act, the vacancy shall be filled by appointment made by the chairman of the meeting. The Inspectors of Votes shall (a) ascertain the number of shares outstanding and the voting power of each and determine all questions concerning the qualification of voters; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) determine all questions concerning the acceptance or rejection of votes and, with respect to each vote by ballot, shall collect and count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors of Votes; and (e) report in writing to the secretary of the meeting their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The Inspectors of Votes need not be stockholders of the corporation. No person who is an officer or Member of the Board of Directors of the corporation, or who is a candidate for election as a Member of the Board of Directors, shall be eligible to be an Inspector of Votes. Any report or certificate by the Inspectors of Votes shall be prima facie evidence of the facts stated and of the votes as certified by them.

Section 3.10. Stockholder Notices to the Corporation. Whenever notice is to be given to the corporation by a stockholder under any provision of law or of these Bylaws, such notice shall be delivered to the Secretary at the principal executive offices of the corporation. If delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the corporation’s most recent proxy statement.

Section 3.11. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 3.12. Notice of Stockholder Proposal. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 4.20 of these Bylaws), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the following dates (1) 60 days in advance of such meeting if such meeting is to be held on a day that is within 30 days preceding or following the anniversary of the previous year’s annual meeting, and (2) with respect to an annual meeting of stockholders held on any other date, the close of business on the 10th day following the date of public disclosure of the date of such meeting. (For purposes of these Bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.) A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business; (C) the class and number of shares of the corporation that are beneficially owned by the stockholder; and (D) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3.12. The chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Article 4: The Board of Directors

Section 4.01. General Policies. General policies governing the operations of the corporation shall be determined by the Board of Directors.

Section 4.02. Membership. The Board of Directors shall consist of those Members appointed and elected as provided by law.

Section 4.03. Term of Members. Each Member shall hold office for the term for which he is elected or appointed and until his successor is chosen and qualified, or his death, resignation, or retirement or removal in accordance with applicable law or regulation, whichever event shall first occur.

Section 4.04. Regular Meetings. The Board of Directors shall meet in regular meeting at such times as shall be determined by the Board from time to time, except as provided in section 4.05 and except when the Chairman of the Board shall notify the Secretary of a different date prior to a scheduled regular meeting. Each regular meeting shall be held at the principal office of the corporation in the District of Columbia, unless special provision is made by the Board, in advance of any such regular meeting, to hold that meeting at another place, either within or without the District of Columbia.

Section 4.05. Annual Meeting. Immediately following the annual meeting of the stockholders, the Board of Directors shall meet each year for the purpose of considering any business that may properly be brought before the meeting, and such annual meeting of the Board shall be a regular meeting.

Section 4.06. Special Meetings. Other meetings of the Board of Directors may be held upon the call of the Chairman of the Board of Directors, or of a majority of the then incumbent Members of the Board. Each special meeting shall be held at the principal office in the District of Columbia unless the Chairman of the Board prescribes and the notice specifies another place.

Section 4.07. Notice of Meetings — Waiver. No notice of any kind to Members of the Board of Directors shall be necessary for any regular meeting that is held on a date determined by the Board, or for the annual meeting. In the case of a regular meeting on a different date, notice shall be given to each Member by the Secretary; in the case of a special meeting, notice shall be given to each Member by the Secretary at the direction of the calling authority. Such notice shall be in writing and sent to the address on file with the Secretary of the corporation not later than during the third day immediately preceding the day for the meeting; or by word of mouth, telephone, facsimile or electronic mail, directed to the telephone number, facsimile number or electronic mail address, as the case may be, on file with the Secretary of the corporation, not later than during the second day immediately preceding the day for the meeting. Notice of any such meeting may be waived in writing signed by the person or persons entitled thereto, either before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.08. The Chairman of the Board of Directors. The Chairman of the Board of Directors may be chosen by the Board at any meeting of the Board from among the Members, and his tenure shall commence immediately and continue until the next succeeding annual meeting of the Board, or until his successor is chosen, whichever occurs first. The Chairman of the Board (or in his absence another person designated by the Board of Directors) shall preside at all meetings of the Board of Directors and at meetings of stockholders. In addition, the Chairman of the Board shall have such powers and perform such duties as the Board may prescribe. Except as otherwise provided by law, the corporate charter, these Bylaws, or the Board, the Chairman shall have plenary authority to perform all duties as may be assigned to him from time to time by the Board.

Section 4.08a. The Vice Chairman of the Board of Directors. The Board of Directors may from time to time elect from among the Members of the Board one or more Vice Chairmen of the Board. Any such Vice Chairman shall have such powers and shall perform such duties as the Board of Directors may prescribe or as the Chairman of the Board shall delegate to him.

Section 4.09. Quorum. The presence, in person or otherwise in accordance with section 4.17 hereof, of a majority of the then incumbent Members of the Board of Directors or of a Board Committee, as applicable, at the time of any meeting of the Board or such Committee, shall constitute a quorum for the transaction of business. The act of the majority of such Members present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by these Bylaws. Members may not be represented by proxy at any meeting of the Board of Directors or a Board Committee.

Section 4.10. Action Without a Meeting. Any policy or action that may be approved or taken at a meeting of the Board or of any Board Committee may be approved or taken without a meeting if all incumbent Members of the Board or the Committee, as the case may be, consent thereto in writing and the writings are filed with the minutes of the proceedings of the Board or the Committee.

Section 4.11. Facsimile Signatures. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or any designee of the Chief Executive Officer may authorize the use of facsimile signatures in lieu of manual signatures.

Section 4.12. Executive Committee.

a. The Executive Committee of the Board shall consist of at least five Members who shall be designated by the Board and serve at the pleasure of the Board. One of the members of the Executive Committee shall be the Chief Executive Officer of the corporation who may also, but is not required to, be chair of the Committee. The designation of such Committee and the delegation thereto of authority shall not alone relieve any director of any duty he owes the corporation. The Executive Committee, during the interim between Board meetings, shall have the authority of the Board, except that it shall not have the authority to take any of the following actions:

1. The submission to stockholders of any action requiring stockholders’ authorization.

2. The filling of vacancies on the Board of Directors or on the Executive Committee.

3. The fixing of compensation of the directors for serving on the Board or on the Executive Committee.

4. The appointment or removal of the Chairman of the Board, Chief Executive Officer, President, any Vice Chairman, and any Executive Vice President, except that vacancies in established positions may be filled subject to ratification by the Board of Directors.

5. The amendment or repeal of these Bylaws or the adoption of new bylaws.

6. The declaration of dividends or the authorizing of the issuance of the corporation’s stock.

7. The amendment or repeal of any resolution of the Board which by its terms is not so amendable or repealable.

8. The adoption of an agreement of merger or consolidation or the adoption of a certificate of ownership and merger.

9. The recommendation to stockholders of the sale, lease or exchange of all or substantially all of the corporation’s property and assets.

10. The recommendation to stockholders of a dissolution of the corporation or a revocation of a dissolution.

b. The Executive Committee shall meet at the call of its chairman or of a majority of its members, and a majority shall constitute a quorum. The action of the majority of the members of the Committee shall be the action of the Committee.

c. Unless otherwise expressly provided by resolution of the Board of Directors, members of the Executive Committee shall be compensated and shall be reimbursed for travel and expenses on the same basis and at the same rate as is provided for Members of the Board of Directors for attendance at meetings of the Board.

d. At the first regular meeting of the Board of Directors following a meeting of the Executive Committee, the Executive Committee shall present to the Board a report and such recommendations as are in its judgment necessary for the proper operation of the corporation.

Section 4.13. Audit Committee. The Board of Directors shall have an Audit Committee and, as required by Section 1710.12(c)(1) of the OFHEO corporate governance regulation, as the same may be amended from time to time, the Audit Committee shall comply with the charter, independence, composition, expertise and other requirements under section 301 of the Sarbanes-Oxley Act of 2002 and under rules issued by the New York Stock Exchange, as the same may be amended from time to time.

Section 4.14. Compensation Committee. The Board of Directors shall have a Compensation Committee and, as required by Section 1710.12(c)(2) of the OFHEO corporate governance regulation, as the same may be amended from time to time, the Compensation Committee shall comply with the charter, independence, composition, expertise and other requirements under the rules issued by the New York Stock Exchange, as the same may be amended from time to time. The duties of the Compensation Committee shall include overseeing the corporation’s compensation policies and plans for executive officers and employees and approving the compensation of principal officers of the corporation.

Section 4.15 Nominating & Corporate Governance Committee. The Board of Directors shall have a Nominating & Corporate Governance Committee, as required by Section 1710.12(c)(3) of the OFHEO corporate governance regulation, as the same may be amended from time to time. The Nominating & Corporate Governance Committee shall comply with the charter, independence, composition, expertise and other requirements under the rules issued by the New York Stock Exchange, as the same may be amended from time to time.

Section 4.16. Other Committees. In addition to the Executive, Audit, Compensation, and Nominating & Corporate Governance committees, the Board of Directors may by resolution designate from among its Members such other committees as it deems appropriate, each of which, to the extent provided by resolution of the Board, may exercise all authority of the Board except those actions outside the authority of the Executive Committee. The designation of any such committee and the delegation thereto of authority shall not alone relieve any director of any duty he owes the corporation.

Section 4.17. Remote Meetings. Any meeting of the Board of Directors or any meeting of a Board Committee may be held with the Members of the Board or members of such Committee participating in such meeting by telephone or by any other means of communication by which all such persons participating in the meeting are able to speak to and hear one another.

Section 4.18. Limitation on Liability. To the fullest extent permitted by Delaware statutory and decisional law, as amended or interpreted, no director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Section 4.18 does not affect the availability of equitable remedies for breach of fiduciary duties.

Section 4.19. Eligibility to Make Nominations. Nominations of candidates for election as directors at an annual meeting of stockholders called for election of directors may be made (i) by any stockholder entitled to vote at such meeting only in accordance with the procedures established by Section 4.20 of these Bylaws, or (ii) by the Board of Directors or by a duly authorized Committee thereof. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these Bylaws.

Section 4.20. Procedure for Nominations by Stockholders. Any stockholder entitled to vote for the election of a director at an annual meeting may nominate one or more persons for such election only if written notice of such stockholder’s intent to make such nomination is delivered to or mailed and received by the Secretary of the corporation. Such notice must be received by the Secretary not later than the following dates: (a) with respect to an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day that is within 30 days preceding or following the anniversary of the previous year’s annual meeting and (b) with respect to an annual meeting of stockholders held on any other date, the close of business on the 10th day following the date of public disclosure of the date of such meeting. The written notice shall set forth: (1) the name, age, business address and residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; (3) the class of securities and the number of shares of capital stock of the corporation which are beneficially owned by each such nominee; and (4) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected and a statement whether such nominee, if elected, intends to tender, promptly following such nominee’s election or re-election, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting of stockholders at which such nominee faces re-election and upon acceptance of such resignation by the board of directors. The corporation may also require any proposed nominee to furnish such other information as may be reasonably required by the corporation to determine whether such proposed nominee is eligible to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of independence, or lack thereof, of such nominee.

Section 4.21. Compliance with Procedures. If the chair of the stockholders’ annual meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these Bylaws, such nomination shall be void.

Article 5: The Officers

Section 5.01. Number. The principal officers of the corporation shall consist of the
Chief Executive Officer, a President, one or more Vice Chairmen of the Board if the Board has elected to fill such position or positions, one or more Executive Vice Presidents and Senior Vice Presidents, a General Counsel, a Controller, a Treasurer, and a Secretary. There shall be such other officers, assistant officers, agents, and employees as may be deemed necessary. Any two or more offices may be held by the same person.

Section 5.02. General Authority and Duties. All officers, agents, and employees of the corporation shall have such authority and perform such duties in the management and conduct of the business of the corporation as may be provided for in these Bylaws, as may be established by resolution of the Board of Directors not inconsistent with these Bylaws, as generally pertain to their respective offices, and as may be delegated to them in a manner not inconsistent with these Bylaws.

Section 5.03. Election, Tenure, and Qualifications. The principal officers shall be selected by the Board of Directors. Each officer shall hold office until his successor is chosen and qualified, or his death, resignation, retirement, or removal from office, whichever event shall first occur. Selection or appointment without express tenure, of an officer, agent, or employee shall not of itself create contract rights.

Section 5.04. Removal. Any officer, agent, or employee may be removed by the Board of Directors. Any removal shall be in accordance with such procedures and safeguards as the corporation may establish and shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.05. Vacancies. Any vacancy in any office shall be filled in the manner prescribed in these Bylaws for selection or appointment to the office.

Section 5.06. Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of supervision, management and direction over the business and policies of the corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect, and shall submit reports of the current operations of the corporation to the Board of Directors at regular meetings of the Board of Directors and in annual reports to the stockholders.

Section 5.07. The President. The President shall have such powers and perform such duties as the Board of Directors may prescribe, or, if the President is not also the Chief Executive Officer, the Chief Executive Officer may delegate to him.

Section 5.08. The Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may prescribe or as the Chief Executive Officer may delegate to him.

Section 5.09. The Treasurer. The Treasurer shall, in general, perform all the duties ordinarily incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors or by the Chief Executive Officer or his designee. The Treasurer shall render to the Board of Directors or the Chief Executive Officer or his designee, whenever the same shall be required, an account of all his transactions as Treasurer. The Treasurer shall, if required to do so by the Board, give the corporation a bond in such amount and with such surety or sureties as may be ordered by the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation. The premium for any such bond shall be paid by the corporation.

Section 5.10. The General Counsel. The General Counsel shall be the principal consulting officer of the corporation in all matters of legal significance or import; shall be responsible for and direct all counsel, attorneys, employees, and agents in the performance of all legal duties and services for and on behalf of the corporation; shall perform such other duties and have such other powers as are ordinarily incident to the office of the General Counsel; and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors or by the Chief Executive Officer.

Section 5.11. The Secretary. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the Board of Directors and the minutes or transcripts of the meetings of the stockholders; shall see that all notices are duly given as required by law and in accordance with the provisions of these Bylaws; shall be responsible for the custody and maintenance of all related records and the blank stock certificates of the corporation; shall be custodian of the records and of the seal of the corporation; and, in general, shall perform all the duties ordinarily incident to the office of Secretary and such other duties as may be assigned to him by the Board or by the Chief Executive Officer. The Secretary and any Assistant Secretary are expressly empowered to attest signatures of officers of the corporation and to affix the seal of the corporation to documents.

Section 5.12. The Controller. The Controller shall keep full and accurate accounts of all assets, liabilities, commitments, receipts, disbursements, and other financial transactions of the corporation; and in general, shall perform all the duties ordinarily incident to the office of Controller and such other duties as may be assigned to him by the Board of Directors or by the Chief Executive Officer or his designee.

Section 5.13. Assistant Officers.
Each assistant to an officer, including but not limited to any Assistant Vice President, any Assistant Treasurer, any Assistant General Counsel, and any Assistant Secretary, and any other such assistant to any officer, shall perform such duties as are, from time to time, delegated to him by the officer to whom he is an assistant, by the Board of Directors or by the Executive Officer or his designee. At the request of the officer to whom he is an assistant, an assistant officer may temporarily perform the duties of that officer, and when so acting shall have the powers of and be subject to the restrictions imposed upon that officer.

Section 5.14. Compensation. The compensation of the principal officers shall be fixed, from time to time, by the Board of Directors.

Section 5.15. Repealed.

Article 6: Indemnification

Section 6.01. General Indemnification. The Board of Directors may, in such cases or categories of cases as it deems appropriate, indemnify and hold harmless, or make provision for indemnifying and holding harmless, Members of the Board of Directors, officers, employees, and agents of the corporation, and persons who formerly held such positions, and the estates of any of them against any or all claims and liabilities (including reasonable legal fees and other expenses incurred in connection with such claims or liabilities) to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

Section 6.02. Indemnification of Board Members and Officers.

a. To the fullest extent permitted by the Delaware General Corporation Law for a corporation subject to such law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits a Delaware corporation to provide broader indemnification rights than said law permitted such corporation to provide prior to such amendment), the corporation will indemnify and hold harmless each Member of the Board and officer of the corporation or any subsidiary against any and all claims, liabilities, and expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred and arising from any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which any such person shall have become subject by reason of having held such a position or having allegedly taken or omitted to take any action in connection with any such position. However, the foregoing shall not apply to:

i. any breach of such person’s duty of loyalty to the corporation or its stockholders;

ii. any act or omission by such person not in good faith or which involves intentional misconduct or where such person had reasonable cause to believe his conduct was unlawful, or

iii. any transaction from which such person derived any improper personal benefit.

b. The decision concerning whether a particular indemnitee has satisfied the foregoing shall be made by (i) the Board of Directors by a majority vote of a quorum consisting of Members who are not parties to the action, suit, or proceeding giving rise to the claim for indemnity (“Disinterested Directors”), whether or not such majority constitutes a quorum; (ii) a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion; or (iv) a vote of the stockholders.

c. The Board of Directors may authorize the advancement of expenses to any Member of the Board or officer, subject to a written undertaking to repay such advance if it is later determined that the indemnitee does not satisfy the standard of conduct required for indemnification. The Chairman of the Board is authorized to enter into contracts of indemnification with each Member and officer of the corporation with respect to the indemnification provided in the Bylaws and to renegotiate such contracts as necessary to reflect changing laws and business circumstances.

Article 7: Amendments

The power to alter, amend, or repeal these Bylaws, or to adopt new bylaws, is vested in the Board of Directors, but the affirmative vote of two-thirds of the then full number of authorized Members of the Board of Directors shall be necessary to effect any such action; or such action may be effected in the manner provided in Section 4.10 of these Bylaws. Except by unanimous consent of all the then incumbent Members of the Board, no such action shall be undertaken until at least one week shall have elapsed from either (i) the introduction of the proposal at a meeting of the Board of Directors at which a quorum shall have attended, or (ii) the circulation of such proposed action to all the then incumbent Members of the Board.

Article 8: Regulatory Powers

Nothing in these Bylaws shall be deemed to affect the regulatory powers of the Secretary of Housing and Urban Development pursuant to the Charter Act, as amended.